Exhibit 99.1

MicroStrategy Prices Strike Preferred Stock Offering (STRK)

TYSONS CORNER, Va.—(BUSINESS WIRE)—January 31, 2025—MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”) today announced the pricing of its offering on January 30, 2025 of 7,300,000 shares of 8.00% Series A Perpetual Strike Preferred Stock (the “perpetual strike preferred stock”), at a public offering price of $80.00 per share. The issuance and sale of the perpetual strike preferred stock are scheduled to settle on February 5, 2025, subject to customary closing conditions.

MicroStrategy estimates that the net proceeds to it from the offering will be approximately $563.4 million, after deducting the underwriting discounts and commissions and MicroStrategy’s estimated offering expenses. MicroStrategy intends to use the net proceeds from the offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

The perpetual strike preferred stock will have a liquidation preference of $100 per share and will accumulate cumulative dividends at a fixed rate of 8.00% per annum. Regular dividends on the perpetual strike preferred stock will be payable when, as and if declared by MicroStrategy’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025. Declared regular dividends on the perpetual strike preferred stock will be payable, at MicroStrategy’s election, in cash, shares of its class A common stock or a combination of cash and shares of its class A common stock, in the manner, and subject to the provisions, described in the prospectus supplement for the offering.

Holders of the perpetual strike preferred stock will have the right to convert their shares of perpetual strike preferred stock on any business day (subject to certain limitations) into shares of MicroStrategy’s class A common stock (together, if applicable, with cash in lieu of any fractional share of class A common stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of MicroStrategy’s class A common stock per share of perpetual strike preferred stock, which represents an initial conversion price of $1,000.00 per share of MicroStrategy’s class A common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

MicroStrategy will have the right, at its election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if the total aggregate liquidation preference of all perpetual strike preferred stock then outstanding is less than 25% of the aggregate liquidation preference of the perpetual strike preferred stock issued in the offering. In addition, MicroStrategy will have the right to redeem all, but not less than all, of the perpetual strike preferred stock if certain tax events occur. The redemption price for any perpetual strike preferred stock to be redeemed will be a cash amount equal to the liquidation preference of the perpetual strike preferred stock to be redeemed (or, in the case of a redemption in connection with a tax event, the greater of (1) the liquidation preference of the perpetual strike preferred stock to be redeemed; and (2) the average of the last reported sale prices per share of perpetual strike preferred stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which MicroStrategy sends the related redemption notice), plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

If an event that constitutes a “fundamental change” under the certificate of designations governing the perpetual strike preferred stock occurs, then, subject to a limited exception, holders of the perpetual strike preferred stock will have the right to require MicroStrategy to repurchase some or all of their shares of perpetual strike preferred stock at a cash repurchase price equal to the liquidation preference of the perpetual strike preferred stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

Barclays, Moelis & Company LLC, BTIG, TD Cowen and Keefe, Bruyette & Woods, A Stifel Company are acting as joint book-running managers for the offering. AmeriVet, Bancroft Capital and The Benchmark Company are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus supplement and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement (and, when available, the final prospectus supplement), together with the accompanying prospectus, is or will be available on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), Moelis & Company LLC, 399 Park Avenue, 4th Floor, New York, New York 10022 or by telephone at (800) 539-9413, BTIG, LLC, 65 East 55th Street, New York, NY 10022, by telephone at (212) 593-7555, TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by email at TD.ECM_Prospectus@tdsecurities.com or by telephone at (855) 495-9846 or Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019, Attention: Equity Capital Markets, by telephone at (800) 966-1559 or by email at USCapitalMarkets@kbw.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the size and timing of the offering, the anticipated use of any proceeds from the offering and the terms of the securities being offered. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the uncertainties related to the satisfaction of closing conditions for the sale of the securities being offered, the other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2024, the factors discussed under the header “Risk Factor Updates” in the current report on Form 8-K filed by MicroStrategy with the Securities and Exchange Commission on January 6, 2025 and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

MicroStrategy Incorporated

Shirish Jajodia

Corporate Treasurer

ir@microstrategy.com